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Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY

AECOM

Exchange Offer:

Offer to Exchange $800,000,000 Aggregate Principal Amount of Newly Issued 5.750% Senior Notes Due 2022 for a Like Principal Amount of Outstanding Restricted 5.750% Senior Notes Due 2022	Offer to Exchange $800,000,000 Aggregate Principal Amount of Newly Issued 5.875% Senior Notes Due 2024 for a Like Principal Amount of Outstanding Restricted 5.875% Senior Notes Due 2024

Pursuant to the Prospectus, dated                    , 2015

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                    , 2015, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION TIME"). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

        Registered holders of (i) outstanding restricted 5.750% Senior Notes due 2022 (the "Old 2022 Notes") who wish to tender their Old 2022 Notes for a like principal amount of newly issued 5.750% Senior Notes due 2022 (the "New 2022 Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) outstanding restricted 5.875% Senior Notes due 2024 (the "Old 2024 Notes" and, together with the Old 2022 Notes, collectively the "Old Notes") who wish to tender their Old 2024 Notes for a like principal amount of newly issued 5.875% Senior Notes due 2024 (the "New 2024 Notes" and, together with the New 2022 Notes, collectively the "New Notes") that have been registered under the Securities Act, in each case, who cannot deliver their Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association, as exchange agent (the "Exchange Agent") or who cannot complete the procedures for book-entry transfer on a timely basis at or prior to the Expiration Time, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier to the Exchange Agent) or mail to the Exchange Agent. See "The Exchange Offer—Exchange Offer Procedures" in the Prospectus dated                    , 2015 (the "Prospectus") of AECOM (the "Issuer"). Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:
U.S. Bank National Association

By Mail or In Person:
U.S. Bank National Association
Attention: Specialized Finance—Mike Tate
111 Filmore Avenue
St. Paul, MN 55107-1402

By Email or Facsimile Transmission (for Eligible Institutions Only):
Email:cts.specfinance@usbank.com
Fax: (651) 466-7367

For Information and to Confirm by Telephone:
(800) 934-6802

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of the Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

        The undersigned understands and acknowledges that the Issuer's exchange offer for Old Notes (the "Exchange Offer") will expire at 5:00 p.m., New York City time, on                        , 2015, unless extended by the Issuer. With respect to the Exchange Offer, "Expiration Time" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

Principal Amount of Old 2022 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Principal Amount of Old 2024 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Provide the account number for delivery of Old Notes by book-entry transfer to The Depository Trust Company ("DTC").

Account Number

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

  PLEASE SIGN HERE

Signature(s) of Owner	Date

Area Code and Telephone Number

              Must be signed by the holder(s) of Old Notes as their names(s) appear(s) on a security position listing of the Old Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

  Please print name(s) and address(es)

Name(s)

Capacity
Address(es)

  GUARANTEE
  (Not to be used for signature guarantee)

              The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a Book-Entry Confirmation, an Agent's Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

              The undersigned acknowledges that it must deliver the Letter of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature
Address	Title
Zip Code	(Please Type or Print)

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  Exhibit 99.2